Exhibit 10.2

TERMINATION AGREEMENT AND RELEASE

This Termination Agreement and Release (the “Agreement”) is entered into as of January 31, 2005, by and between New England Power Company (“NEP”) and USGen New England, Inc. (“USGenNE”). NEP and USGenNE are sometimes referred to herein individually as “Party” or collectively as “the Parties”.

WHEREAS, NEP and USGenNE are parties to a PSA Performance Support Agreement (Taunton Municipal Lighting Plant) dated as of August 5, 1997 (the “PSA”);

WHEREAS, pursuant to the PSA, USGenNE is agent to NEP in connection with a System Power Sales Agreement dated as of November 10, 1993 between NEP and Taunton Municipal Lighting Plant (“TMLP”)(the “Power Sales Agreement”);

WHEREAS, pursuant to a Settlement Agreement and Release dated as of the same date as this Agreement (the “Settlement Agreement”), NEP, USGenNE, and TMLP have agreed to terminate the Power Sales Agreement;

WHEREAS, on July 8, 2003, USGenNE filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Maryland, Greenbelt Division (the “Bankruptcy Court”), Case No. 03-30465(PM) (the “USGenNE Bankruptcy”);

WHEREAS, the Settlement Agreement is subject to approval by the Bankruptcy Court; and

WHEREAS, the Parties desire to terminate the PSA in accordance with this Agreement;

NOW, THEREFORE, in consideration of these premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

  Effective upon the PSA Termination Date of the Power Sales Agreement as set forth in the Settlement Agreement, the Parties agree that the PSA and the Parties’ respective rights, benefits and obligations thereunder shall be terminated. Other than as set forth in this Agreement, the Parties shall have no further rights or obligations between themselves arising under or relating in any way whatsoever to the PSA.

  The Parties agree that the PSA shall continue in effect after approval of the Settlement Agreement by the Bankruptcy Court to the extent necessary to provide for accountings, final billing, and payments related to the Power Sales Agreement.

  The Parties agree that they will continue to perform their obligations under the PSA until the PSA is terminated in accordance with the provisions of this Agreement.

  Subject only to the provisions of this Agreement, USGenNE for itself and its respective officers, agents, attorneys, predecessors, directors, employees, successors, and assigns does hereby release and forever discharge NEP and its respective officers, agents, attorneys, predecessors, principals, trustees, employees, successors, and assigns of and from any and all claims, demands, attorney's fees, costs, actions and causes of action of every kind or nature, whether known or unknown, suspected or unsuspected that USGenNE now has, may in the future have, or has at any time heretofore had against NEP but only those arising under or relating to the PSA or the Power Sales Agreement.

  Subject only to the provisions of this Agreement, NEP for itself and its respective officers, agents, attorneys, predecessors, principals, trustees, successors, assigns, and employees does hereby release and forever discharge USGenNE and its respective officers, agents, attorneys, predecessors, directors, shareholders, successors, assigns, and employees of and from any and all claims, demands, attorney's fees, costs, actions and causes of action of every kind or nature, whether known or unknown, suspected or unsuspected that USGenNE now has, may in the future have, or has at any time heretofore had against NEP but only those arising under or relating to the PSA or the Power Sales Agreement.

  Each Party represents and warrants to the other Party that the individual executing this Agreement on such Party's behalf is fully authorized to do so and, further, that such individual is fully authorized to bind the Party on whose behalf it is executing this Agreement to the terms of all releases of claims, undertakings and obligations of that Party as set forth in this Agreement.

  The effective day of this Agreement shall be the date set forth above.

  The Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

  This Agreement may be executed in counterparts, which together shall comprise the executed Agreement.

  This Agreement may be modified, amended or supplemented only by a written instrument which specifically references this Agreement and is signed by all Parties.

  Each Party has been advised by its own legal counsel and, in executing this Agreement, does not rely upon any representations, promises, or inducements made by any other Party or its representatives, with the sole exception of the premises and provisions set forth herein. The fact that a Party or counsel for a party drafted a provision or provisions of this Agreement shall not cause that provision or those provisions to be construed against the drafting Party.

  This Agreement shall constitute the entire understanding of the Parties with respect to its subject matter. It shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. None of the Parties shall assign its rights and obligations under this Agreement without the prior written consent of the other Parties.

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IN WITNESS WHEREOF, the Parties' authorized representatives have duly executed this Agreement as an instrument under seal on the day and year first written above.

NEW ENGLAND POWER COMPANY By: /s/ John Sherman John F. Sherman, III Title: Deputy General Counsel Date: January 28, 2005	USGEN NEW ENGLAND, INC. By: /s/ James G. Utt Title: V.P. Date: 1/31/05